Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 1, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Genzyme Corporation, and of our report dated February 27, 2007 relating to the financial statements of BioMarin/Genzyme LLC, which appear in Genzyme Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 28, 2006 relating to the financial statements, which appears in the Annual Report of the Genzyme Corporation 401(k) Plan, on Form 11-K for the year ended December 31, 2005.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 1, 2007